Exhibit 10.8

The Pep Boys

Savings Plan

Amended and Restated Effective as of January 1, 2010

Table of Contents

I: INTRODUCTION	1

II: DEFINITIONS AND CONSTRUCTION	3

III: PARTICIPATION AND SERVICE	16

IV: EMPLOYER CONTRIBUTIONS	19

V: ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS	36

VI: PAYMENT OF BENEFITS	43

VII: TRUST FUND	62

VIII: ADMINISTRATION	67

IX: MISCELLANEOUS	75

X: AMENDMENTS AND ACTION BY EMPLOYER	77

XI: SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS	79

XII: PLAN TERMINATION	80

XIII: DETERMINATION OF TOP-HEAVY STATUS	81

APPENDIX A	86

APPENDIX B	87

I:  Introduction

The Pep Boys Savings Plan was established by The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation, effective September 1, 1987, for the benefit of certain of its salaried and hourly employees and its Participating Employers, and their beneficiaries. It is to be maintained according to the terms of this instrument. The Committee has the authority to manage the administration of this Plan. The assets of this Plan are held in trust by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. The Committee shall direct the Trustee as to the investment of the assets in the Trust Fund in accordance with the terms of the Plan and Trust.

The Plan is intended to be a discretionary “profit sharing” plan as defined in section 401(a)(27) of the Code.

The Plan was amended effective January 1, 1989 to reflect various provisions of the Tax Reform Act of 1986, as amended, and other legislation (or such earlier date as required by law). The effective date of any other changes to the Plan shall be as noted herein.

Effective January 1, 1997 (except as otherwise indicated herein for specified provisions or as required by law), the Plan was further amended to reflect:

•                  The Uniformed Services and Reemployment Rights Act of 1994;

•                  The Uruguay Round Agreement Act (“GATT”) of 1994;

•                  The Small Business and Job Protection Act of 1996;

•                  The Taxpayer Relief Act of 1997; and

•                  The Internal Revenue Service Restructuring and Reform Act of 1998.

The Plan has been subsequently been amended from time to time and is now amended and restated, effective as of January 1, 2010, except as otherwise provided herein or as required by applicable law, to incorporate prior amendments and to reflect certain requirements of the Pension Protection Act of 2006, the Worker, Retiree and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008.

The rights of those individuals (or their beneficiaries) who terminated employment prior to the effective date of any changes to the Plan, are governed by the terms and conditions of the Plan then in effect.

II:  Definitions And Construction

2.1           Definitions. The following words and phrases, when used in this Plan, shall have the following meanings:

Accounts means a Participant’s Pre-Tax Contribution Account, Matching Contribution Account, Discretionary QNEC Account and Rollover Account.

Administrative Delegate means one or more persons or institutions to which the Committee has delegated certain administration functions pursuant to a written agreement.

Affiliate means any employer which has not adopted this Plan and is not a Participating Employer, but which is included as a member with the Employer in a controlled group of corporations, or which is a trade or business (whether or not incorporated) included with the Employer in a brother-sister group or combined group of trades or businesses under common control or which is a member of an affiliated service group in which the Employer is a member, determined in each instance in accordance with sections 414(b), (c), (m) and (o) of the Code.

Annual Additions means, with respect to each Limitation Year, the total of the Employer contributions and forfeitures allocated to a Participant’s Accounts pursuant to the provisions of the Plan (other than Pre-Tax Contributions made pursuant to Section 4.1(a)(ii) of the Plan), plus the total of any Participant contributions for such Limitation Year, plus amounts described in section 415(l)(1) and 419A(d)(2) of the Code, if any. Annual Additions also shall include any additions to the account of a Participant under any other qualified defined contribution plan maintained by the Employer or an Affiliate.

For purposes of determining Annual Additions, Compensation for any Limitation Year shall mean the Compensation paid to a Participant by the Employer and any Affiliate and shall include a Participant’s earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or Affiliate (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

(1)           Employer or Affiliate contributions to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer or Affiliate contributions which are deductible by the Employee, or any distribution from a plan of deferred compensation;

(2)           Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4)           Other amounts which receive special tax benefits or contributions made by the Employer or an Affiliate (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Effective January 1, 1998, amounts described in this paragraph (4) shall not be excluded from compensation for purposes of Annual Additions.

Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.6 (or deemed to have been designated) to receive any death benefit which shall be payable under this Plan.

Board of Directors means the Board of Directors of The Pep Boys — Manny, Moe & Jack.

Calendar Quarter means the three consecutive month periods beginning each January 1, April 1, July 1 and October 1.

Code means the Internal Revenue Code of 1986, as it may be amended, and includes any regulations issued thereunder.

Committee means the individuals appointed under Section 8.1 to administer the Plan.

Company means The Pep Boys — Manny, Moe & Jack, a corporation organized and existing under the laws of Pennsylvania, or its predecessor company, its successor or successors which elect to continue this Plan.

Company Stock means the Company’s Common Stock, par value of $1.00 per share.

Company Stock Fund means a fund established by the Company for investment purposes which is comprised of Company Stock and a small amount of cash.

Compensation means the total of all remuneration paid during a Plan Year to a Participant by the Employer for personal services, including overtime pay, bonuses and commissions, as reported to a Participant on Box 1 of Form W-2 (Box 10 prior to 1993) and unless specifically excluded hereunder, Pre-Tax Contributions, if any, authorized by a Participant under this Plan or salary reduction contributions under a section 125 of the Code cafeteria plan, but excluding reimbursement for business, travel or entertainment expenses incurred by the Participant and not reported to the Internal Revenue Service as wages; excluding the amount of any “opt-out bonus” under the Company’s cafeteria (section 125 of the Code) plan; and excluding the amount of any fringe benefits reported to the Internal Revenue Service as wages. A Participant’s Compensation for any Plan Year beginning prior to January 1, 1994, in excess of $200,000 (as adjusted each Plan Year by the Secretary) shall not be taken into account for any purposes under the Plan, as required under section 401(a)(17) of the Code. Effective January 1, 1994, Compensation for any Plan Year shall not exceed $150,000 (such amount to be indexed each year by the Secretary). For purposes of the preceding two sentences, a Participant who has Compensation in excess of $200,000 or $150,000 respectively (in each case as adjusted by the Secretary) may continue to participate under the terms of the Plan after having received $200,000 or $150,000 of Compensation during the Plan Year as long as the aggregate amount of Compensation taken into account under the terms of the Plan for any Plan Year does not exceed $200,000 or $150,000 (in each case as adjusted by the Secretary) as applicable. Effective for Plan Years beginning after December 31, 2007, Compensation for purposes of this paragraph shall not include any amounts that are excluded from the definition of compensation set forth in section 415(c)(3) of the Code.

Notwithstanding any provision in this Plan to the contrary, for purposes of determining Pre-Tax Contributions and Matching Contributions for a Participant, Compensation shall include such individual’s Compensation beginning with the first payroll period following satisfaction of the service requirements of Section 3.1; or the date the Participant elects to authorize Pre-Tax Contributions to the Plan, if later.

For purposes of Sections 4.5 and 4.7, Compensation shall mean any definition of compensation permissible under section 414(s) of the Code and regulations thereunder for such period as is determined by the Committee in its sole discretion. The compensation used for this purpose that is paid or made available for Plan Years beginning on and after January 1, 1998, shall include elective amounts that are not includible in the gross income of the Participant by reason of section 132(f)(4) of the Code.  Compensation for purposes of this paragraph shall include the following post-severance compensation amounts if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, the Post Termination Period and if:

(i)            the payment is regular pay as described in Treas. Reg. section 1.415(c)-(2)(e)(3)(ii); or

(ii)           the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued. Any payments not described in the foregoing subsections (i) or (ii) shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post Termination Period.

The Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed the dollar limit in effect under section 401(a)(17) of the Code ($245,000 for 2010), as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Effective January 1, 2011, Compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Disability means a disability that results in the Participant’s entitlement to long-term disability benefits under the Social Security Act.

Discretionary QNECs means the discretionary qualified nonelective contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(d).

Discretionary QNEC Account means the account maintained for a Participant to record his share of Discretionary QNECs under Section 5.2(b)(iii) and adjustments relating thereto.

Distributee means a Participant, a former Participant, a Participant’s or former Participant’s surviving Spouse and a Participant’s or former Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, within the meaning of section 414(p) of the Code.

Early Retirement Date means separation from service with the Employer and any Affiliate on or after attainment of age 55 and completion of five years of credited service, as defined in the Company’s Pension Plan. A Participant is credited with a year of credited service for each Plan Year in which he completed 1,000 Hours of Service with the Employer.

Effective Date means September 1, 1987, which is the date on which the provisions of this Plan became effective.

Eligible Employee means an Employee performing services for the Employer, including any officer or director who shall so qualify. Notwithstanding the foregoing, in no event shall an individual be an Eligible Employee if the individual is a bonafide resident of Puerto Rico within the meaning of the Puerto Rico Internal Revenue Code of 1994, as amended, as determined by the Employer.

A Leased Employee shall not be deemed to be an Eligible Employee. Any Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in the Plan, shall not be deemed to be an Eligible Employee.

Eligible Participant means as of each Entry Date, for purposes of Sections 4.5 and 4.6, each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan. For purposes of Section 4.7 and 4.8, Eligible Participant means each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan and who is otherwise eligible to receive a Matching Contribution in accordance with Section 4.1(c).

Eligible Retirement Plan means (A) an individual retirement account described in section 408(a) of the Code, (B) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (C) an annuity plan described in section 403(a) of the Code, (D) a qualified plan described in section 401(a) of the Code the terms of which permit the acceptance of the Distributee’s Eligible Rollover Distribution, (E) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(I)(A) of the Code that shall separately account for the distribution or (F) an annuity contract described in section 403(b) of the Code.  The portion of any Eligible Rollover Distribution that consists of after-tax employee contributions only may be paid to any Eligible Plan described in (A) or (B), a qualified plan described in (C) or (D) or a plan described in (F) that separately accounts for the amounts transferred earnings on such amounts.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship withdrawal; and the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). However, such portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  An Eligible Rollover Distribution shall include an unpaid loan that is offset against a Participant’s total Account balance when he receives a distribution at Termination of employment in accordance with Section 6.9(h) of the Plan.  Effective January 1, 2007, the nontaxable portion of an Eligible Rollover Distribution may be rolled over tax-free to an Eligible Retirement Plan as specified below if the Eligible Retirement Plan provides for separate accounting of the amount transferred and earnings on such amounts.

Employee means any individual employed by the Employer as a common law employee.  An Employee does not include an independent contractor or any other person who the Employer determines, in its sole discretion based on the criteria set forth in Treas. Reg. section 31.3401(c)-1, is not a common law employee.  If a person described in the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if the Employer is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Employer in settlement of any claim or action relating to such individual’s employment status), such individual will not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

Employer means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan. The Participating Employers are listed on Appendix A.

Entry Date means, effective January 1, 1993, the first day of each Calendar Quarter. Prior to January 1, 1993, the Entry Date was January 1 and July 1 of each Plan Year.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

Excess Aggregate Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. section 1.401(m)-2(b)(2) or any successor thereto.

Excess Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. section 1.401(k)-1(f)(2) or any successor thereto.

Family Member means the Spouse and lineal ascendants or descendants (and their spouses) of a Highly Compensated Eligible Participant.

Fiduciary means the Employer, the Board of Directors, the Committee or the Trustee, but only with respect to the specific responsibilities of each with respect to Plan and Trust administration.

Former Participant means any former Employee who has credits in his Accounts as of the close of any Plan Year.

Highly Compensated Eligible Participant means those Eligible Participants who are Highly Compensated Employees.

Highly Compensated Employee means the individuals described in (a) and (b):

(a)           Employees who were five percent owners, as defined in section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year; and

(b)           Employees with compensation greater than $80,000 (as adjusted at the same time and in the same manner as section 415(d) of the Code) during the look-back year.

(c)           For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve month period preceding the determination year.

(d)           For purposes of defining Highly Compensated Employee, compensation means compensation as defined in section 415(c)(3) of the Code, including elective contributions. The dollar limits are those for the calendar year in which the determination or look-back year begins.  Compensation for purposes of this paragraph shall include the following post-severance compensation amounts if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, the Post Termination Period and if:

(i)            the payment is regular pay as described in Treas. Reg. section 1.415(c)-(2)(e)(3)(ii); or

(ii)           the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued. Any payments not described in the foregoing subsections (i) or (ii) shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post Termination Period.

Effective January 1, 2009, compensation for purposes of this paragraph shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.

(e)           The Plan shall take into account Employees of all companies aggregated under sections 414(b), (c), (m) and (o) of the Code, in determining who is highly compensated. Also, for this purpose, the term “Employee” shall include Leased Employees.

Hours of Service means:

(a)           Performance of Duties. The actual hours for which an Employee is paid or entitled to be paid for the performance of duties by the Employer;

(b)           Nonworking Paid Time. Each hour for which an Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen’s or unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee;

(c)           Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under paragraphs (a), (b) and (c) above shall not be recredited by operation of this paragraph;

(d)           Equivalencies. With respect to full-time Employees only, the Committee has adopted the following equivalency method for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (1) 45 Hours of Service for each week in which an Employee is credited with at least one Hour of Service. Actual Hours shall be counted for those Employees who are not employed on a full time basis.

The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective; and

(e)           Miscellaneous. Unless the Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Regulations §2530.200b-2(b) and (c) promulgated by the Secretary of Labor shall be used hereunder and are incorporated by reference into the Plan.

Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

Notwithstanding any other provision of this Plan to the contrary, an Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

Eligible Employees shall be credited with any Hours of Service required to be credited to them in accordance with the Family and Medical Leave Act and The Uniformed Services Employment and Reemployment Rights Act of 1994.

Income means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value, except for any investment that the Committee determines shall be valued on the basis of book or contract value.

Investment Manager means an investment adviser, bank or insurance company, meeting the requirements of Section 3(38) of ERISA appointed by the Company to manage the Plan’s assets in accordance with the Trust Agreement.

Leased Employee means any person who is not an Employee of the Employer and who provides services to the Employer if:

(a)           such services are provided pursuant to an agreement between the Employer and any leasing organization;

(b)           such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and

(c)           (prior to January 1, 1997) such services are of a type historically performed in the business field of the Employer by Employees. Effective January 1, 1997, such services are performed under primary direction or control of the Employer.

Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer’s nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

Limitation Year means the Plan Year.

Matching Contributions means the contributions made by the Employer pursuant to Section 4.1(c).

Matching Contribution Account means the account maintained for a Participant to record his share of Matching Contributions under Section 5.2(b)(ii) and adjustments relating thereto.

Normal Retirement Date means the date on which a Participant attains age 65.

Participant means an Eligible Employee participating in the Plan in accordance with the provisions of Section 3.2.

Participating Employer means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors, which has adopted this Plan with the approval of the Company, including but not limited to Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc., but solely for purposes of allowing Eligible Employees (employees who are not bonafide residents of Puerto Rico) who are Eligible Participants to participate in the Plan.

Plan means the Pep Boys Savings Plan, as amended from time to time.

Plan Year means the 12 consecutive month period commencing January 1 and ending December 31; provided that the first Plan Year shall be a short Plan Year from September 1, 1987 through December 31, 1987.

Pre-Tax Contributions means the contributions made by the Employer on a Participant’s behalf pursuant to Section 4.1(a).

Pre-Tax Contribution Account means the account maintained for a Participant to record his share of Pre-Tax Contributions under Section 5.2(b)(i) and adjustments relating thereto.

Qualified Military Service means service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

Retirement means Termination of employment with the Employer at or after Normal Retirement Date.

Rollover Account means the account maintained for a Participant to record the amount of contributions he has rolled over to the Plan pursuant to Section 4.9 and adjustments relating thereto.

Spouse (surviving spouse) means the spouse or surviving spouse of the Participant or Former Participant, as the context requires, who is a person of the opposite gender who is the lawful husband or lawful wife of a Participant under the laws of the state or country of the Participant’s domicile; provided, however, that a former Spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

Terminated or Termination means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate. A transfer of employment from the Employer or Affiliate to Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc. shall not constitute a Termination of employment.

Trust (or Trust Fund) means the fund known as the “Pep Boys Savings Plan Trust,” maintained by the Trustee in accordance with the terms of the Trust Agreement, as amended from time to time, which constitutes a part of this Plan.

Trustee or Trustees means any corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

Valuation Date means, effective July 1, 1993, the last business day of each month. Prior to July 1, 1993, Valuation Date means the last business day of each Calendar Quarter or more frequently as the Trustee shall determine. Effective October 1, 1998, Valuation Date means any business day that the New York Stock Exchange is open for business and any other date chosen by the Committee.

Year of Eligibility Service means a 12 consecutive month period beginning on the date an Eligible Employee’s employment commences (the “initial eligibility computation period”), provided such Eligible Employee is credited with at least 1,000 Hours of Service. If an Eligible Employee is not credited with 1,000 Hours of Service in the initial eligibility computation period, then the eligibility computation period shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the Eligible Employee’s initial eligibility computation period.

2.2           Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.

III:  Participation And Service

3.1           Eligibility to Participate. Any Eligible Employee who was employed by the Employer on December 31, 1988 shall continue as a Participant as of January 1, 1989. Each other Eligible Employee shall be eligible to become a Participant as of the date on which he attains age 21 and is credited with a Year of Eligibility Service.

3.2           Commencement of Participation. Each Eligible Employee who has satisfied the requirements of Section 3.1 shall commence participation in the Plan on the Entry Date coincident with or next following the date he satisfies such requirement.

Each Eligible Employee who is eligible for participation in the Plan shall become a Participant by filing the appropriate forms with the Committee, and shall supply such information as is reasonably necessary for the administration of this Plan.

Effective October 1, 1998, an Eligible Participant who does not elect to make Pre-Tax Contributions to the Plan as of the first Entry Date that is coincident with or next following the date he has met the eligibility requirements of Section 3.1, may elect to commence to make Pre-Tax Contributions to the Plan, as soon as practicable following any subsequent payroll period.

3.3           Cessation of Participation. An Eligible Employee shall cease to be a Participant upon the earliest of: (i) the date on which he retires under the retirement provisions of the Plan; (ii) the date on which his employment with the Employer terminates for any reason, including death or Disability; or (iii) the date on which he ceases to be an Eligible Employee.

3.4           Special Rules for Eligibility Purposes. For purposes of determining an Eligible Employee’s eligibility to participate in the Plan, Hours of Service shall include an Employee’s Hours of Service (i) with an Affiliate after it became an Affiliate hereunder; (ii) while an Employee, but not an Eligible Employee, of the Employer or an Affiliate, after it became an Affiliate hereunder; or (iii) while a Leased Employee of the Employer or an Affiliate.

3.5           Participation and Service upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer on or after the Effective Date, the following rules shall apply in determining his participation in the Plan and his Years of Service under Section 3.4.

If the reemployed Employee was not a Participant in the Plan during his prior period of employment, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee. Any Years of Eligibility Service in which he was credited with 1,000 Hours of Service during his prior period of employment shall be reinstated upon his reemployment. If the reemployed Employee was a Participant during his prior period of employment, he shall resume participation in the Plan as soon as administratively practicable following his reemployment by the Employer.

3.6           Transfers to Affiliates and Change in Status. A Participant’s status as such under the Plan shall be modified upon and after the date as of which a Participant (i) is transferred to an Affiliate; (ii) becomes a Leased Employee; (iii) becomes an Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in this Plan; or (iv) ceases for any other reason to be an Eligible Employee while still employed by the Employer.

The Participant shall share in Employer contributions only to the extent of his Compensation up to the time such transfer or change in status occurs and shall not thereafter, unless he later is transferred back to the Employer or again becomes an Eligible Employee and becomes eligible under the terms of the Plan to share in such allocations. He, however, shall share in Income allocations pursuant to Section 5.2(a).

3.7           Transfers From Affiliates and Change in Status. Any Employee who transfers to the Employer from an Affiliate or who becomes an Eligible Employee eligible for participation in the Plan, shall be eligible to participate in the Plan and to make Pre-Tax Contributions to the Plan on the later of the first Entry Date coincident with or next following his satisfaction of the eligibility requirements of Section 3.1 or as soon as practicable following the next payroll period that he elects to contribute that is coincident with or next following his change in status.

The Participant shall share in Employer contributions only to the extent of his Compensation after such transfer or change in status occurs if he becomes an Eligible Employee and becomes eligible under the terms of the Plan to share in such allocations.

IV:  Employer Contributions

4.1                                 Employer Contributions.

(a)                                  Pre-Tax Contributions.

(i)                                     Subject to the limitations of Sections 4.5 and 5.4, each Participant shall have the option to authorize the Employer, in writing and in accordance with procedures established by the Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any one half of a percentage of his Compensation from one half of a percent (0.5%) up to twelve percent (50%) (as determined without regard to this Section 4.1(a)) for such Plan Year.  The Committee shall have the discretion to apply a lower limitation to Highly Compensated Employees.  Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. Payroll deduction shall commence as soon as practicable following the Entry Date on which an Eligible Employee becomes a Participant or the date the Participant elects to make Pre-Tax Contributions to the Plan. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer’s general assets. Effective February 3, 1997, such withheld amounts are to be transmitted by the Employer to the Trustee no later than the date required by DOL Reg. Section 2510.3-102(b). The amount of such contributions, together with contributions under Sections 4.1(c) and (d), shall not exceed the maximum amount allowable as a deduction under the Code for the Plan Year.

(ii)                                  Effective January 23, 2004, in addition to the amount of Pre-Tax Contributions made pursuant to subsection (a)(i), the Employer shall make a Pre-Tax Contribution for the Plan Year to the Pre-Tax Contribution Account of each Participant who attains age 50 prior to the end of a Plan Year who, with respect to that Plan Year, has executed a salary reduction agreement between the Participant and the Employer that provides for an additional reduction in the amount of Compensation otherwise payable to the Participant in an amount not to exceed the dollar maximum in effect under section 414(v) of the Code, as in effect for the Plan Year (reduced by, to the extent required by the Code and applicable Treasury regulations, any other elective deferrals contributed on the Participant’s behalf pursuant to section 414(v) of the Code for the Plan Year); provided, however, that Pre-Tax Contributions shall be treated for all Plan purposes as contributed under subsection (a)(i) above in lieu of this subsection, unless the Participant is unable to make additional Pre-Tax Contributions under subsection (a)(i) above for the Plan Year due to limitations imposed by the Plan or applicable federal law.  Pre-Tax Contributions made pursuant to this subsection (a)(ii) shall not be taken into account for purposes of Sections 4.5 and 4.7 and the applicable limits under section 402(g) of the Code.

(iii)                               Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Pre-Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of the applicable limit under section 402(g) of the Code in effect for the Plan Year to which such Pre-Tax Contributions relate. In the event a Participant has made excess deferrals under the Plan (or, if not, has determined that excess deferrals will be considered to exist under this Plan), then not later than the first day of April following the close of the Participant’s taxable year, the Participant may notify the Plan of the amount of the excess deferrals hereunder. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances.

In the event the dollar limit described in the preceding paragraph is exceeded for a Participant, the Committee shall direct the Trustee (1) to the extent the Participant is eligible to make Pre-Tax Contributions pursuant to Section 4.1(a)(ii) for the Plan Year (subject to the dollar maximum applicable to such section), recharacterize the excess contributions as made pursuant to Section 4.1(a)(ii), and (2) to the extent the excess cannot be recharacterized in accordance with clause (1), distribute the amount designated above including any Income allocated thereto to the Participant by the April 15 following the end of the calendar year with respect to which the excess occurred.   The Income attributable to a Participant’s excess deferral pursuant to this Section 4.1(a)(iii) for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. section 1.402(g)-1(e)(5)(ii).  A distribution of excess deferrals made for the Plan Year beginning January 1, 2007 only shall include income or loss attributable to the period between the last day of the Plan Year and the date of distribution of such excess deferrals as determined in accordance with Treas. Reg. section 1.402(g)-1(e)(5).  Excess deferrals to be distributed for a Plan Year shall be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year as set forth in Section 4.5. Matching Contributions allocated by reason of any excess deferral distributed pursuant to this Section, together with any income allocated thereto for the calendar year to which the excess deferral relates, shall be forfeited at the time such distribution is made. For this purpose, however, the excess deferrals that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Matching Contribution was made and second those Pre-Tax Contributions for which a Matching Contribution was made. Accordingly, if the Pre-Tax Contributions that are returned to the Participant as excess deferrals were not matched, no Matching Contributions will be forfeited.

A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:

(A)                              The Participant designates the distribution as an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Affiliate. The Employer may make the designation on behalf of the individual under these circumstances.

(B)                                The correcting distribution is made after the date on which the Plan received the excess deferral.

(C)                                The Plan designates the distribution as a distribution of excess deferrals.

The term “excess deferrals” means the excess of an individual’s elective deferrals for any taxable year, as defined in Treas. Reg. section 1.402(g)-1(b), over the applicable limit under Section 402(g)(1) for the taxable year.

Notwithstanding the foregoing, the Committee may further limit a Participant’s right to make Pre-Tax Contributions to the Plan if in the sole judgment and discretion of the Committee, such limits are necessary to ensure the Plan’s compliance with the requirements of sections 401(k) and (m) of the Code.

(iv)                              No Participant shall be permitted to have Pre-Tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section 414(v) of the Code, if applicable.

(b)                                 Change in Amount of Pre-Tax Contributions. Effective as of any Entry Date, upon written notice to the Committee to be effective as of the full payroll period following the processing of such notice, each Participant shall have the option to change the amount of Pre-Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) in accordance with rules established therefore by the Committee. Effective October 1, 1998, a Participant may change the amount of Pre-Tax Contributions he has authorized to have contributed to the Plan on his behalf as of any subsequent payroll period to be effective as soon as practicable thereafter. Notwithstanding the foregoing, a Participant may authorize the Employer to cease making Pre-Tax Contributions on his behalf at any time, effective as of the next full payroll period following the processing of written notice to the Committee. A Participant who has ceased making Pre-Tax Contributions may again authorize Pre-Tax Contributions to be made to the Plan on his behalf as of any Entry Date upon written notice to the Committee, to be effective as of the next full payroll following the processing of such notice. Prior to January 1, 1993, all changes to Pre-Tax Contribution elections (other than a voluntary suspension of Pre-Tax Contributions) were effective as of any January 1 or July 1. Effective October 1, 1998, a Participant who has ceased making Pre-Tax Contributions may again authorize Pre-Tax Contributions to be made to the Plan on his behalf as of any subsequent payroll period to be effective as soon as practicable thereafter.

(c)                                  Matching Contributions. Subject to the limitations of Sections 4.5 and 5.4, the Employer shall contribute for each Plan Year, an amount, if any, to be determined by the Board of Directors. Unless and until changed by the Board of Directors, such amount shall be as follows:

The lesser of (i) 50% of the Participant’s Pre-Tax Contributions for each Calendar Quarter in which he contributed; and (ii) three percent (3%) of the Participant’s Compensation for the Calendar Quarter. Effective October 1, 1998, the Employer’s contribution shall be equal to the lesser of (i) 50% of the Participant’s Pre-Tax Contributions for the payroll period in which he contributed; or (ii) three percent (3%) of the Participant’s Compensation for the payroll period. In order to share in the allocation of the Employer’s Matching Contribution, a Participant must be employed by the Employer on the last day of the Plan Year (or on a leave of absence under the Family and Medical Leave Act) or have Terminated employment during the Plan Year due to Normal Retirement, Early Retirement or Disability prior to the last day of the Plan Year. A Participant who becomes ineligible to participate in the Plan because the individual transfers employment to an Affiliate or becomes a bonafide resident of Puerto Rico shall be eligible for an allocation of the Employer’s Matching Contribution, notwithstanding the preceding sentence, provided that the individual is employed by the Employer or an Affiliate on the last day of the Plan Year (or on a leave of absence under the Family and Medical Leave Act). The Matching Contribution shall be made once each Plan Year, but based on the Pre-Tax Contributions that are made in each Calendar Quarter by those Participants eligible to share in the allocation of the Matching Contribution.

The amount of such contributions shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year and shall be subject to the limitations of Section 5.4.  Matching Contributions shall not be made with respect to Pre-Tax Contributions made pursuant to Section 4.1(a)(ii).

Effective October 1, 1998, the Matching Contribution shall be allocated once each Plan Year, but based on the Pre-Tax Contributions that are made in each payroll period by those Participants eligible to share in the allocation of the Matching Contribution.

(d)                                 Discretionary QNECs. Subject to the limitations of Sections 4.4 and 5.3, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated

Eligible Participants. The amount of such contribution, together with contributions under Sections 4.1(a) and (c), shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Treas. Reg. section 1.401(k)-6 or any successor thereto.

Effective for the Plan Year beginning January 1, 1997, the Employer shall make an additional contribution to the Plan on behalf of certain Participants who (i) are not Highly Compensated Employees, (ii) are employed as active hourly Employees of the Employer at the Los Angeles, Phoenix and Dallas distribution centers and whose wages are frozen; and (iii) are actively employed by the Employer on December 31, 1997 (or who are on a leave under the Family and Medical Leave Act as of such date).

Effective January 1, 1998, unless and until modified by the Board of Directors, for each Plan Year the Employer shall make an additional contribution to the Plan on behalf of Participants who (i) are not Highly Compensated Employees, (ii) are employed as active hourly Employees of the Employer at the Los Angeles, Phoenix and Dallas distribution centers; (iii) are actively employed by the Employer on December 31 of the Plan Year to which such contribution relates (or who are on a leave under the Family and Medical Leave Act as of such date); (iv) were ineligible to receive an increase in their hourly rate of pay for the 1996 calendar year (determined by comparing the hourly rate of pay in effect on December 31 of the applicable Plan Year to the hourly rate in effect on January 1 of the applicable Plan Year); and (v) are making Pre-Tax Contributions to the Plan as of December 31 of the applicable Plan Year to which the additional contribution relates. Effective December 31, 1998, the additional contribution authorized to be made on behalf of hourly employees at the Phoenix location, permanently ceased.

The amount of the additional contribution in shares shall be equal to $500.00 divided by the average of the mean between the highest and lowest quoted selling prices of the Company’s Common Stock on the New York Stock Exchange for each day of  the last ten (10) trading days of December of the applicable Plan Year, rounded to the nearest 1/1000th of a share. The additional contribution shall be allocated to each eligible Participant’s Matching Contribution Account. Effective October 1, 1998, the additional contribution shall be made in cash. The amount of the additional contribution to be allocated to each Eligible Participant’s Matching Contribution Account shall be equal to $500.00 in cash, which amount shall be allocated immediately to the purchase of units on behalf of each such Eligible Participant in the Company Stock Fund.

4.2                                 Minimum Employer Contributions. Effective January 1, 1998, for each Plan Year, the Employer shall make contributions to the Plan in the form of Employer contributions (within the meaning of section 404 of the Code), in cash or company stock, at least equal to a specified dollar amount, on behalf of those individuals who are entitled to an allocation under Section 5.3. Such amount shall be determined by the Chief Financial Officer of the Company, by appropriate resolution, on or before the last day of the Employer’s taxable year that ends within such Plan Year.

The Minimum Employer Contribution for a Plan Year shall be paid by the Employer in cash or company stock in one or more installments without interest. The Employer shall pay the Minimum Employer Contribution at any time during the Plan Year, and for purposes of deducting such contribution, shall make the contribution, not later than the time prescribed by the Code for filing the Company’s income tax return including extensions, for its taxable year that ends within such Plan Year. Notwithstanding any provision of the Plan to the contrary, the Minimum Employer Contribution made to the Plan by the Employer (i) shall not revert to, or be returned to, the Employer and (ii) can be made whether or not the Employer has current or accumulated profits.

4.3                                 Time and Manner of Contribution. All Employer contributions shall be paid directly to the Trustee, and except as provided in Section 4.1(a), a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer’s federal income tax return, including extensions, for such Plan Year.

4.4                                 Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, contributions under this Plan are subject to the following conditions:

(a)                                  If the Employer makes a contribution, or any part thereof, by good faith mistake of fact, such contribution or part thereof, or its then current value if less, shall be returned to the Employer within one year after such contribution is made;

(b)                                 Contributions to the Plan are specifically conditioned upon their deductibility under the Code; to the extent a deduction is disallowed for any such contribution, such amount, or its then current value if less, shall be returned to the Employer within one year after the disallowance of the deduction; and

(c)                                  The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.4.

4.5                                 Limitations on Pre-Tax Contributions. Effective January 1, 1997, the amount of Pre-Tax Contributions made in each Plan Year on behalf of all Eligible Participants under the Plan shall comply with either (a) or (b) and (c), if applicable, below.

(a)                                  The average deferral percentage for the Highly Compensated Eligible Participants for the current Plan Year shall not exceed the average deferral percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 125%; or

(b)                                 The average deferral percentage for Highly Compensated Eligible Participants for the current Plan Year shall not be greater than the average deferral percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 200% and the excess of the average deferral percentage for Highly Compensated Eligible Participants for the current Plan Year over all other Eligible Participants for the immediately preceding Plan Year shall not exceed two percentage points.

Compliance with (a) and (b) above, shall be determined in accordance with the rules set forth in section 401(k)(3) of the Code and Treas. Reg. section 1.401(k)-1(b), or any successors thereto.

(c)                                  Notwithstanding the foregoing, if this Section 4.5 and Section 4.7 are both satisfied by use of the limitation set forth in subsection (b) above, the average deferral percentages for the Highly Compensated Eligible Participants and the average contribution percentages for the Highly Compensated Eligible Participants, as defined in Section 4.7, also must satisfy the aggregate limit test set forth in Treas. Reg. section 1.401(m)-2(b)(3).

Notwithstanding the above, for the Plan Years commencing January 1, 1997, and January 1, 1998, the Committee has elected in accordance with section 401(k)(3)(A) of the Code to determine the foregoing limitations with respect to the average deferral percentage for all Eligible Participants (other than Highly Compensated Eligible Participants) based on the current Plan Year as opposed to the immediately preceding Plan Year. Effective for the Plan Year commencing January 1, 1999, and for each Plan Year thereafter, until modified by the Committee, the Committee has elected in accordance with section 401(k)(3)(A) of the Code to determine the foregoing limitations with respect to the average deferral percentage for all Eligible Participants (other than Highly Compensated Eligible Participants) based on the prior Plan Year as described in (a) and (b) above.

The average deferral percentage shall equal the sum of the individual deferral percentages for Participants in the applicable Highly Compensated or Non-Highly Compensated Eligible Employee category, divided by the total number of Eligible Employees in such group. The individual deferral percentage shall be equal to the amount of the Participant’s Pre-Tax Contributions for the Plan Year, divided by his Compensation for such Plan Year. For purposes of computing the deferral rates, if any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan. The individual deferral percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Pre-Tax Contributions allocated to him under two or more arrangements described in section 401(k) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such Pre-Tax Contributions were made under a single arrangement.

If the Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (a), (b) or (c) above, the Committee shall take any action that it deems appropriate, including imposing a uniform limitation on Pre-Tax Contributions made by Highly Compensated Eligible Participants, for the Plan to satisfy (a), (b) or (c) above.

If the amount of Pre-Tax Contributions authorized by Highly Compensated Eligible Participants in a Plan Year would not comply with (a), (b) or (c) above, then by the last day of the following Plan Year, the Committee may determine that the Excess Contributions for such Plan Year shall be distributed to the applicable Highly Compensated Eligible Participants, including any Income attributable to such Excess Contributions. Pre-Tax Contributions that are distributed from the Plan shall continue to be treated under Section 415 as Annual Additions for the Participant from whose Account they are distributed.

The Committee shall determine the amount of the Excess Contributions attributable to each Highly Compensated Eligible Participant as the amount (if any) by which the Highly Compensated Eligible Participant’s Pre-Tax Contributions must be reduced for the average deferral percentage to equal the highest permitted average deferral percentage under the Plan. The highest permitted average deferral percentage permitted under the Plan shall be determined by reducing the individual deferral percentage of the Highly Compensated Eligible Participant with the highest individual deferral percentage to equal the individual deferral percentage of the Highly Compensated Eligible Participant with the next highest individual deferral percentage. If a lesser reduction would permit the Plan to meet the requirements of (a), (b) or (c) above, such lesser reduction shall be made. The Committee shall repeat this process until the Plan meets the requirements of (a), (b) or (c) above.

The Committee shall distribute the amount of the Excess Contributions plus Income, as determined above, to Highly Compensated Eligible Participants, in the amount necessary so that the Highly Compensated Eligible Participant who authorized the highest dollar amount of Pre-Tax Contributions is reduced to equal the next highest dollar amount of Pre-Tax Contributions (or a lesser amount if a lesser amount may be distributed in order to comply with (a), (b) or (c) above) authorized by the Highly Compensated Eligible Participant with the next highest dollar amount of Pre-Tax Contributions. The foregoing steps shall be repeated until the total amount of Excess Contributions have been distributed. Recalculation of the average deferral percentage test following the distribution of Excess Contributions, shall not be required. Any Matching Contribution allocable to an Excess Contribution that is returned to the Participant pursuant to this Section 4.5 shall be forfeited notwithstanding the provisions of Section 6.3. For this purpose, however, the Excess Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Matching Contribution was made and second those Pre-Tax Contributions for which a Matching Contribution was made.

Accordingly, unmatched Pre-Tax Contributions shall be returned as Excess Contributions before matched Pre-Tax Contributions.

Alternatively, the Committee may take such other actions as may be permissible under the Code to ensure the Plan’s compliance with the requirements of section 401(k) of the Code, including, without limitation the allocation of the Employer’s contribution to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(c).

4.6           Distribution or Forfeiture of Income Attributable to Excess Contributions.  Any distribution or forfeiture of Pre-Tax Contributions necessary pursuant to Section 4.5 shall include a distribution or forfeiture of the income, if any, allocable to such contributions.  Such income shall be equal to the sum of (i) the allocable gain or loss for the Plan Year, plus (ii) the period between the end of the Plan Year and the date of distribution (determined in accordance with Treas. Reg. section 1.401(k)-2(b)(2)(iv)(D)); provided, however, that subsection (ii) shall not apply in the case of distributions made under Section 4.5 with respect to Plan Years beginning on or after January 1, 2008.

4.7           Limitations on Matching Contributions. Effective January 1, 1997, the amount of Matching Contributions made in each Plan Year on behalf of all Eligible Participants under the Plan shall comply with either (a) or (b) and (c), if applicable, below.

(a)           The average contribution percentage for the Highly Compensated Eligible Participants for the current Plan Year shall not exceed the average contribution percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 125%; or

(b)           The average contribution percentage for Highly Compensated Eligible Participants for the current Plan Year shall not be greater than the average contribution percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 200% and the excess of the average contribution percentage for Highly Compensated Eligible Participants for the current Plan Year over all other Eligible Participants for the immediately preceding Plan Year shall not exceed two percentage points.

Compliance with (a) and (b) above, shall be determined in accordance with the rules set forth in section 401(m)(2) of the Code and Treas. Reg. section 1.401(m)-2, or any successors thereto.

(c)           Notwithstanding the foregoing, if this Section 4.7 and Section 4.5 are both satisfied by use of the limitation set forth in subsection (b) above, the average contribution percentages for the Highly Compensated Eligible Participants and the average deferral percentages for the Highly Compensated Eligible Participants, as defined in Section 4.5, also must satisfy the aggregate limit test set forth in Treas. Reg. section 1.401(m)-2(b)(3).

Notwithstanding the above, for the Plan Years commencing January 1, 1997, and January 1, 1998, the Committee has elected in accordance with section 401(m)(2)(A) of the Code to determine the foregoing limitations with respect to the average contribution percentage for all Eligible Participants (other than Highly Compensated Eligible Participants) based on the current Plan Year as opposed to the immediately preceding Plan Year. Effective for the Plan Year commencing January 1, 1999, and for each Plan Year thereafter, until modified by the Committee, the Committee has elected in accordance with section 401(m)(2)(A) of the Code to determine the foregoing limitations with respect to the average contribution percentage for all Eligible Participants (other than Highly Compensated Eligible Participants) based on the prior Plan Year as described in (a) and (b) above.

The average contribution percentage shall equal the sum of the individual contribution percentages for Participants in the applicable Highly Compensated or Non-Highly Compensated Eligible Employee category, divided by the total number of Eligible Employees in such group. The individual contribution percentage shall be equal to the amount of the Participant’s Matching Contributions for the Plan Year, divided by his Compensation for such Plan Year. For purposes of computing the contribution rates, if any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan. The individual contribution percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Matching Contributions and Pre-Tax Contributions allocated to him under two or more arrangements described in sections 401(a) or

401(m) of the Code that are maintained by the Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

If the Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (a), (b) or (c) above, the Committee shall take any action that it deems appropriate for the Plan to satisfy (a), (b) or (c) above.

If the amount of Matching Contributions made on behalf of Highly Compensated Eligible Participants in a Plan Year would not comply with (a), (b) or (c) above, then by the last day of the following Plan Year, the Committee may determine that the Excess Aggregate Contributions for such Plan Year shall be distributed (or forfeited, if otherwise not vested) to the applicable Highly Compensated Eligible Participants, including any Income attributable to such Excess Aggregate Contributions. Excess Aggregate Contributions that are distributed are treated as Annual Additions under section 415 of the Code. Forfeited Matching Contributions that are reallocated to the Accounts of other Participants for the Plan Year in which the forfeiture occurs are treated under Section 415 as Annual Additions for the Participant to whose Accounts they are reallocated and for the Participant from whose Accounts they are forfeited.

The Committee shall determine the amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant as the amount (if any) by which the Highly Compensated Eligible Participant’s Matching Contributions must be reduced for the average contribution percentage to equal the highest permitted average contribution percentage under the Plan. The highest permitted average contribution percentage permitted under the Plan shall be determined by reducing the individual contribution percentage of the Highly Compensated Eligible Participant with the highest individual contribution percentage to equal the individual contribution percentage of the Highly Compensated Eligible Participant with the next highest individual contribution percentage. If a lesser reduction would permit the Plan to meet the requirements of (a), (b) or (c) above, such lesser reduction shall be made. The Committee shall repeat this process until the Plan meets the requirements of (a), (b) or (c) above.

The Committee shall distribute (or cause to be forfeited if otherwise not vested) the amount of the Excess Aggregate Contributions plus Income, as determined above, to Highly

Compensated Eligible Participants, in the amount necessary so that the Highly Compensated Eligible Participant who received the highest dollar amount of Matching Contributions is reduced to equal the next highest dollar amount of Matching Contributions (or a lesser amount if a lesser amount may be distributed in order to comply with (a), (b) or (c) above) received by the Highly Compensated Eligible Participant with the next highest dollar amount of Matching Contributions. The foregoing steps shall be repeated until the total amount of Excess Aggregate Contributions have been distributed. Recalculation of the average contribution percentage test following the distribution of Excess Aggregate Contributions, shall not be required.

Alternatively, the Committee may take such other actions as may be permissible under the Code to ensure the Plan’s compliance with the requirements of section 401(m) of the Code, including, without limitation the allocation of the Employer’s Discretionary QNEC to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(d).

4.7A        Repeal Of Multiple Use Test. The multiple use test described in Treas. Reg. section 1.401(m)-2 and Sections 4.5 and 4.7 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

4.8           Distribution or Forfeiture of Income Attributable to Excess Aggregate Contributions.  Any distribution or forfeiture of Excess Aggregate Contributions necessary pursuant to Section 4.7 shall include a distribution or forfeiture of the income, if any, allocable to such contributions.  Such income shall be equal to the sum of (i) the allocable gain or loss for the Plan Year, plus (ii) the period between the end of the Plan Year and the date of distribution (determined in accordance with Treas. Reg. section 1.401(m)-2(b)(2)(iv)(D)); provided, however, that subsection (ii) shall not apply in the case of distributions made under Section 4.7 with respect to Plan Years beginning on or after January 1, 2008.

4.9           Requirements for Qualified Non-Elective Contributions and Qualified Matching Contributions.  Any contributions that are designated as qualified non-elective contributions or as qualified matching contributions shall meet the requirements of Treas. Reg. sections 1.401(k)-2(a)(6) and 1.401(m)-1(a)(6).  In addition, qualified non-elective contributions and qualified matching contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan provided however, that in no event shall such amounts be available for hardship withdrawal.

4.10         Rollovers. A Participant or an Eligible Employee, with the prior discretionary approval of the Committee, may transfer, or have transferred to the Trust any property which has been distributed to him whether such amount is (i) transferred directly from the Trust of another plan that is qualified under section 401(a) of the Code, as an eligible rollover distribution to this Plan; (ii) transferred by the Participant after his receipt of such amount from a plan qualified under section 401(a) of the Code; or (iii) transferred from a “conduit” Individual Retirement Account established by the Participant upon his receipt of such amount from a plan qualified under section 401(a) of the Code; provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer.

The amount of cash or the fair market value of any other property transferred to the Trust pursuant to this Section 4.10 shall be credited to the Participant’s Rollover Account as of the Valuation Date next following such transfer to the Trust and shall be nonforfeitable at all times.

The Plan will accept rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; an annuity contract described in section 403(b) of the Code, excluding after-tax contributions; and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

4.11         Rollovers from the Plan. A Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee, in a Direct Rollover.

Effective January 1, 2010, any distribution of benefits to the beneficiary of a deceased Participant who is not the surviving Spouse of the Participant may be transferred in a direct trustee-to-trustee transfer to an individual retirement account or annuity under sections 408(a) and (b) of the Code established for the purpose of receiving such distribution and which will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code, if such distribution otherwise meets the requirements set forth in subsection (b) above.  Such direct rollover of a distribution by a non-Spouse Beneficiary shall be treated as an eligible rollover distribution only for purposes of section 402(c) of the Code.  Eligible retirement plan shall include an individual retirement account or annuity under sections 408(a) or (b) of the Code established for the purpose of receiving a distribution that is rolled over from a non-Spouse Distributee, but only if the conditions set forth herein above are satisfied.  Distributee shall include a non-Spouse Beneficiary, but only if the conditions set forth above are satisfied.

No distribution of an eligible rollover distribution shall commence less than 30 days after the Participant receives the notice required under the provisions of section 1.411(a)-11(c) of the regulations under section 411(a)(11) of the Code unless the Participant receives written notice that he has a right to a period of at least 30 days after receipt of the notice to consider whether he wants to exercise the rollover election described instead of receiving a distribution.

Effective January 1, 2008, a “qualified rollover contribution” as described in section 408A(e) of the Code may be made from the Plan to a Roth IRA in a Direct Rollover subject to the rules and provisions set forth in section 408A(e) of the Code and any regulations issued there under.

4.12         In Writing Requirement. Notwithstanding any provision in this Plan to the contrary, salary reduction agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Committee or its delegates.

4.13         Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with section 414(u) of the Code.

4.14         Death or Disability During Qualified Military Service.  In the event that a Participant dies or becomes disabled on or after January 1, 2011 during a period of Qualified Military Service while the Participant’s reemployment rights with an Employer are protected by law, the Employer shall contribute the Discretionary QNECs and Minimum Employer Contributions that would have been required under Sections 4.1(d) and 4.2 above if the Participant had been reemployed immediately prior to the date of death or Disability, and shall also make Matching Contributions to the Matching Contribution Account of such Participant in an amount equal to the Matching Contributions that would have been provided to the Participant during the period of Qualified Military Service if the Participant had remained employed and made Pre-Tax Contributions at a rate equal to the Participant’s average actual Pre-Tax Contributions during the 12-month period immediately prior to the Qualified Military Service (or if less, the average for the actual period of service).

V:  Allocations To Participants’ Accounts

5.1           Individual Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual Accounts and credits, and charges shall be made to such Accounts in the manner herein described. While such Accounts shall distinguish between Matching Contributions and adjustments thereto and Pre-Tax Contributions and adjustments thereto and Discretionary QNECs and adjustments thereto, there shall be one Account maintained for each Participant reflecting the Matching Contributions, Pre-Tax Contributions and Discretionary QNECs made to the Plan by or on behalf of each Participant. There also shall be maintained one Account for each Participant reflecting his Rollover Account, if any. The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust Fund with respect to each Account shall not be required.

5.2           Account Adjustments. The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:

(a)           Income. The Income of the Trust Fund shall be allocated as of each Valuation Date to the Accounts of Participants, Former Participants and Beneficiaries who have unpaid balances in their Accounts on a Valuation Date in proportion to the balances in such Accounts immediately after the next preceding Valuation Date, but after (i) first reducing each such Account by 100% of any distributions, loans or withdrawals from such Accounts during the interim period; and (ii) increased by fifty percent (50%) of Pre-Tax Contributions, rollover contributions and loan repayments that are made after the last Valuation Date and during the month that includes the subsequent Valuation Date.

For purposes of this subsection, to the extent that the Participant has directed the management of his Account(s) pursuant to Section 7.2, or taken a loan from his Account(s) pursuant to Section 6.9, then, to such extent, the Income with respect to his Accounts shall be separately determined by reference to such investments. Otherwise, all valuations hereunder shall be based on the fair market value of the assets in the Trust Fund on the Valuation Date.

Effective October 1, 1998, the Accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the procedures that are set forth in Appendix B to the Plan, attached hereto.

The Committee may, for administrative purposes, establish unit values for one or more investment fund(s) (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such investment fund(s) (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any investment fund (or any portion thereof) the value of a Participant’s interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

(b)           Employer Contributions. The Employer’s contribution for each Plan Year shall be allocated among the Pre-Tax Contribution Accounts, Matching Contribution Accounts and Discretionary QNEC Accounts of those eligible Participants as set forth below:

(i)            Pre-Tax Contributions. The Employer’s Pre-Tax Contribution for the Plan Year made pursuant to Section 4.1(a) shall be credited directly to the Pre-Tax Contribution Account of each Participant who authorized a Pre-Tax Contribution.

(ii)           Matching Contributions. The Employer’s Matching Contribution for the Plan Year made pursuant to Section 4.1(c) shall be allocated to the Matching Contribution Accounts of those Participants described in Section 4.1(c).

(iii)          Discretionary QNECs. The Employer’s Discretionary QNEC for the Plan Year made pursuant to Section 4.1(d), shall be credited directly to the Discretionary QNEC Accounts of some or all Eligible Participants who are not Highly Compensated Eligible Participants as of the last day of the Plan Year and who are designated to receive an allocation of such contribution.

(c)           Deemed Date of Allocation. All credits or deductions made under this Article to Participants’ Accounts shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

5.3           Allocation of Minimum Employer Contributions. The Minimum Employer Contribution for the Plan Year shall be allocated as follows:

(a)           First, the Minimum Employer Contribution for the Plan Year shall be allocated during the Plan Year to each individual who is an Eligible Participant on the first day of the Plan Year as Pre-Tax Contributions pursuant to Section 4.1(a) and as Matching Contributions pursuant to Section 4.1(c). These allocations shall be made to each such Participant’s Pre-Tax Contribution Account and Matching Contribution Account, respectively.

(b)           Second, the balance of the Minimum Employer Contribution remaining after the allocation in Section 5.3(a) shall be allocated to the Matching Contribution Account of each individual who is not a Highly Compensated Employee (as defined in Section 2.1 of the Plan) and who is an Eligible Participant on the first day of the Plan Year and is employed on the last day of the Plan Year (or who is on a leave of absence under the Family and Medical Leave Act), in the ratio that such Eligible Participant’s Pre-Tax Contributions during the Plan Year bears to the Pre-Tax Contributions of all such Eligible Participants during the Plan Year.

(c)           Third, notwithstanding Section 5.4 of the Plan, if the total contributions allocated to a Participant’s Accounts including the Minimum Employer Contribution exceeds the Participant’s maximum Annual Addition limit for any Plan Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce Employer contributions in the next, and succeeding, Plan Years.

(d)           Fourth, the balance of the Minimum Employer Contribution remaining after the allocation under Section 5.3(a), (b) and (c) shall be allocated as a nonelective contribution to each individual who is not a Highly Compensated Employee (as defined in Section 2.1 of the Plan) and who is an Eligible Participant on the first day of the Plan Year, in the ratio that such Eligible Participant’s Compensation for the Plan Year bears to the Compensation for the Plan Year of all such Eligible Participants. Contributions made pursuant to this subsection 5.3(d) shall be allocated to the Eligible Participant’s Matching Contribution Account and are distributable only in accordance with the distribution provisions of the Plan applicable to Matching Contributions. Contributions made pursuant to this subsection shall be vested at all times. Such contribution shall be invested in the Trust Fund in the manner designated by the Eligible Participant. Notwithstanding the definition of Participant in Section 2.1 of the Plan, an individual who receives an allocation of a contribution pursuant to this subsection shall be treated as a Participant for all purposes of the Plan with respect to such contribution.

(e)           Each installment of the Minimum Employer Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 5.3. Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust Fund as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be applied, to the extent the Plan pays Plan expenses, to reduce Plan expenses, and thereafter, to reduce Employer contributions.

(f)            The Minimum Employer Contribution allocated to the Matching Contribution Account of an Eligible Participant pursuant to Section 5.3(b) shall be treated in the same manner as Matching Contributions for all purposes of the Plan.

(g)           Notwithstanding any of the foregoing provisions to the contrary, any allocation of Pre-Tax Contributions shall be made under either Section 5.2(b)(i) or this Section 5.3, but not both Sections. Similarly, any allocation of a Matching Contribution shall be made under either Section 5.2(b)(ii) or this Section 5.3, as appropriate, but not both Sections.

5.4           Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

(i)            $35,000, as indexed for increases in the cost-of-living in accordance with section 415(d) of the Code, or

(ii)           25 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year.

The compensation limitation referred to shall not apply to:

(i)            Any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) to be paid to the Participant after separation from service which is otherwise treated as Annual Additions, or

(ii)           Any amount otherwise treated as Annual Additions under section 415(l)(1) of the Code.

Effective for Limitation Years beginning after December 31, 2001, the Annual Additions that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(1)           $49,000, as adjusted for increases in the cost of living under section 415(d) of the Code, or

(2)           100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year.

The compensation limit referred to in subsection (2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

For Limitation Years beginning on and after January 1, 1998, for purposes of applying the limitations described in this Section 5.4, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Participant by reason of section 132(f)(4) of the Code. Effective for Limitation Years beginning on or after January 1, 1998, for purposes of the definition of Section 415 compensation, amounts under section 125 of the Code (that would otherwise be included in the definition of Section 415 compensation) include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of a reasonable error in determining the amount of Pre-Tax Contributions that a Participant may make to comply with this Section 5.4, as a result of the allocation of forfeitures or as a result of a reasonable error in estimating a Participant’s Compensation for purposes of this Section, such excess Pre-Tax Contributions may be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under section 415 of the Code. Any Pre-Tax Contributions so distributed shall be deemed first to consist of Pre-Tax Contributions for which no corresponding Matching Contributions were made; and second from Pre-Tax Contributions for which Matching Contributions were made. If Pre-Tax Contributions are distributed, then such amounts shall be disregarded under Section 4.5, 4.6, 4.7 and 4.8 and for purposes of the limitations of section 402(g) of the Code. Effective for Limitation Years beginning after December 31, 1995, any gains attributable to such excess Pre-Tax Contributions that are so distributed, that are not also distributed, shall be considered as an Employer contribution for the Limitation Year in which the excess Pre-Tax Contributions were made. Any Matching Contributions attributable to Pre-Tax Contributions that are distributed herein shall be held unallocated in a suspense account.

If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of a reasonable error in determining the amount of Pre-Tax Contributions that a Participant may make to comply with this Section 5.4, as a result of the allocation of forfeitures or as a result of a reasonable error in estimating a Participant’s Compensation for purposes of this Section, such excess Pre-Tax Contributions shall be recharacterized as a Pre-Tax Contribution under Section 4.1(a)(ii) to the extent permitted under section 414(v) of the Code and Treasury regulations issued thereunder.  If there is an excess after the foregoing recharacterization, such excess Pre-Tax Contribution may be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under section 415 of the Code.  Such excess amounts must be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan or applied to the payment of Plan expenses. However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the Plan causes the limitations of Section 415 to be exceeded with respect to a Participant for the Limitation Year, then these amounts shall be held unallocated in a suspense account.

If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Section 415) before any Employer contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

Compensation for purposes of this paragraph shall include the following post-severance compensation amounts if paid by the end of the Limitation Year that includes the Employee’s termination of employment, or if later, Post Termination Period and if:

(i)            the payment is regular pay as described in Treas. Reg. section 1.415(c)-(2)(e)(3)(ii); or

(ii)           the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued. Any payments not described in the foregoing subsections (i) or (ii) shall not be considered Compensation if paid after termination of employment, even if they are paid within the Post Termination Period.  Only the first $230,000, as adjusted in accordance with section 401(a)(17)(B) of the Code, of the amount otherwise described in this Section shall be counted for Plan Years beginning January 1, 2008.

Effective January 1, 2008, notwithstanding anything herein to the contrary, any Annual Additions that are determined to be excess under this Section shall only be corrected as permissible under applicable guidance, including the Employee Plans Compliance Resolution System that is issued by the Internal Revenue Service.

Effective January 1, 2009, compensation shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.

5.6           No Rights Created by Allocation. Any allocation made and credited to the Account of a Participant, Former Participant or Beneficiary under this Article shall not cause such Participant, Former Participant or Beneficiary to have any right, title or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in this Plan.

VI:  Payment Of Benefits

6.1           Normal Retirement, Termination or Disability. If a Participant’s employment is terminated by reason of his Normal Retirement or Termination, or the Participant incurs a Disability, then such Participant shall be entitled to receive the entire amount credited to his Accounts in the manner and at the time provided in Sections 6.4 and 6.5.

6.2           Death. In the event that the Termination of employment of a Participant is caused by his death, or in the event that a Participant or Former Participant who is entitled to receive distributions pursuant to Section 6.1 dies prior to receiving the full amount of such distributions, the entire amount credited to his Accounts shall be paid to his Beneficiary in the manner and at the time provided in Sections 6.4 and 6.5.

6.3           Vesting. A Participant shall be fully vested at all times in his Accounts.

6.4           Time of Payment of Benefits.

(a)           A distribution to a Participant of his Accounts on account of Retirement pursuant to Section 6.1 on or after Normal Retirement Date shall be made as soon as practicable following the Valuation Date coincident with or next following such Retirement after receipt by the Committee of the applicable forms.

(b)           Distribution of a Participant’s or Former Participant’s Accounts, payable on account of the death of a Participant or Former Participant pursuant to Section 6.2, shall be distributed as follows:

(1)           In the case of a Participant’s death prior to commencement of his benefits in a single lump sum payment, as soon as practicable following such death, but no later than December 31 of the year in which occurs the fifth anniversary of the Participant’s or Former Participant’s death, (but no earlier than the Valuation Date coincident with or next following his date of death).

(2)           Notwithstanding subsection (1) above, in the case of a Participant’s or Former Participant’s death prior to commencement of his benefits, if such Participant’s Beneficiary is his Spouse, then such distribution shall not be required to begin prior to the date on which the Participant or Former Participant would have attained age 70½, had he lived. At such time, distribution must be made in the form provided for in Section 6.5. Prior to the date on which the Participant or Former Participant would have attained age 70½, the Spouse may elect to receive the Participant’s or Former Participant’s Accounts, upon written notice to the Committee in a lump sum.

(3)           Any amount payable to a child pursuant to the death of a Participant or Former Participant shall be treated as if it were payable to the Participant’s or Former Participant’s Spouse if such amount would become payable to the Spouse upon such child reaching majority (or other designated event permitted by regulations).

(c)           If the vested percentage of a Participant’s Accounts exceed $3,500 (determined at the time of any distribution) a distribution from a Participant’s Accounts may not be made prior to a Participant’s Normal Retirement Date (other than as a result of death) without obtaining the Participant’s consent, at such time and in such manner as may be required by the Code and applicable regulations thereunder, to such distribution being made prior to his Normal Retirement Date. If the Former Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to receive Income allocations pursuant to Section 5.2(a) and shall not be distributed to the Participant (or his Beneficiary) until his attainment of age 70½ or the Valuation Date coincident with or next following his death, if sooner. Prior to the date on which the Former Participant attains age 70½, the Former Participant may elect to receive all of his Accounts upon written notice to the Committee in a single lump sum. Effective with respect to any Participant whose employment Terminates on or after January 1, 1998, the foregoing references to $3,500 shall be increased to $5,000. For purposes of the Plan, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall distribute the Participant’s entire nonforfeitable Account balance as soon as administratively feasible without the consent of the Participant following termination of employment.  Notwithstanding any provision of the Plan to the contrary, effective March 28, 2005, in the event of an involuntary distribution under the Plan that is greater than $1,000 but less than or equal to $5,000, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly, then the Committee shall pay the distribution in a Direct Rollover to an individual retirement account designated by the Committee.  If the value of the Participant’s nonforfeitable Account balance is $1,000 or less (determined by taking into account that portion of the Account balance that is attributable to rollover contributions (and allocable earnings thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code), the Plan shall distribute the Participant’s entire nonforfeitable Account balance as soon as administratively feasible without the consent of the Participant following termination of employment.  Furthermore, any distribution to a Participant’s Beneficiary on account of a Participant’s death that is less than or equal to $5,000 shall be automatically distributed to such Beneficiary as soon as practicable following the Participant’s death.

(d)           Notwithstanding any other provision of this Plan to the contrary, unless the Participant or Former Participant elects otherwise, payment of benefits under this Plan shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant or Former Participant attains age 65; (b) the tenth (10th) anniversary of the Plan Year in which the Participant or Former Participant commenced participation in the Plan; or (c) the Termination of the Participant’s service with the Employer.

(e)           Distribution to a Participant who continues to be employed by the Employer following his attainment of age 70½ of his Accounts must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70½. The foregoing shall not apply to any Participant who (i) has attained age 70½ before January 1, 1988 and (ii) is not a five percent (5%) owner of the Employer, as defined in section 416(i)(1)(B) of the Code at any time during the Plan Year ending with or within the calendar year in which he attains age 66½ and any subsequent Plan Year.

Effective January 1, 1997, distribution of his Accounts to a Participant who is not a five percent (5%) owner of the Employer as defined in Section 416(i)(1)(B) with respect to the Plan Year ending in the calendar year in which he attains age 70½, who continues to be employed by the Employer following attainment of age 70½, must commence no later than April 1 of the calendar year following the calendar year in which the Participant retires.

Distribution to a five percent owner, as described in the preceding sentence, or to a Terminated Participant, must continue to commence no later than April 1 of the calendar year following the calendar year in which he attained age 70½.

(f)            Distribution to an alternate payee of a Participant or Former Participant, pursuant to a qualified domestic relations order (“QDRO”), as defined in section 414(p) of the Code, shall be made as soon as practicable following the finalization of the QDRO, or such later date as the QDRO may authorize; provided, however, effective March 28, 2005, any distribution to an alternate payee hereunder that is less than or equal to $5,000 shall be automatically distributed to such alternate payee as soon as practicable following the finalization of the QDRO.

(g)           Effective September 1, 1994, the value of Company Stock or the value of other investment funds shall be determined as of a date that is as close as administratively feasible to the date on which payment is made. Payments shall be made as soon as practicable following the Valuation Date coincident with or next following the distributable event if the necessary paperwork is returned. Prior to September 1, 1994, the Account value for distribution was determined as of the end of the preceding Calendar Quarter coincident with or next following the distributable event. Effective October 1, 1998, the value of Company Stock or the value of other investment funds shall be determined as of the Valuation Date that the payment is processed.

6.4A        Minimum Distribution Requirements. Notwithstanding anything in this Section 6.4A to the contrary, this Section 6.4A is not intended to defer the timing of distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan; and

further provided that the application of this Section 6.4A shall be null and void to the extent that it is not required under section 401(a)(9) of the Code.

(a)           Participants and Beneficiaries shall be subject to the following minimum distribution requirements for distributions being paid for calendar years beginning on or after January 1, 2003:

(1)           General Rules.

(A)          Precedence. The requirements of this subsection (1) will take precedence over any inconsistent provisions of the Plan.

(B)           Requirements of Treasury Regulations Incorporated. All distributions required under this subsection (1) will be determined and made in accordance with the Treas. Reg. under section 401(a)(9) of Code.

(C)           TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this subsection (1), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(2)           Time and Manner of Distribution.

(A)          Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(B)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(I)            If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(II)           If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(III)         If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(IV)         If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subparagraph (B), other than paragraph (I) herein, will apply as if the surviving Spouse were the Participant.

For purposes of this paragraph (2)(B) and paragraph (4) unless paragraph (IV) applies, distributions are considered to begin on the Participant’s required beginning date. If paragraph (IV) herein applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under paragraph (I) herein. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under paragraph (I)), the date distributions are considered to begin is the date distributions actually commence.

(C)           Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with paragraphs (3) and (5) of this subsection (a). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(3)           Required Minimum Distributions During Participant’s Lifetime.

(A)          Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(I)            The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(II)           If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(B)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)           Required Minimum Distributions After Participant’s Death

(A)          Death On or After Date Distributions Begin.

(I)            Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)            The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(II)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)           Death Before Date Distributions Begin.

(I)            Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in paragraph 4(A).

(II)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(III)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under paragraph (2)(B)(I), this paragraph (4)(B) will apply as if the surviving Spouse were the Participant.

(5)           Definitions.

(A)          Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.6 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and Treas. Reg. section 1.401(a)(9)-1, Q&A-4.

(B)           Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph 2(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)           Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9.

(D)          Participant’s Account balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year

(E)           Required beginning date. The date specified in Section 6.4(e) of the Plan.

(b)           If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in paragraph 2(B), but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant, but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. This paragraph applies to all distributions.

6.5           Mode of Payment of Benefits. Any amount to which a Participant, Former Participant or Beneficiary shall become entitled to hereunder shall be distributed to him in a lump sum.

All distributions pursuant to this Section shall be made in cash, securities or other property as the Committee in its sole and absolute discretion may determine, to the extent permitted by the Code and regulations thereunder.

All distributions shall be made in a lump sum.

All distributions shall satisfy the incidental death limitations of section 401(a)(9)(G) of the Code, including the minimum distribution incidental benefit requirement and the pre-retirement incidental benefit requirement as set forth in Treas. Reg. section 1.401-1(b)(ii).

6.6           Designation of Beneficiary. Each Participant or Former Participant (or beneficiary thereof) from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be made on a form prescribed by the Committee and will be effective only when filed with it during the Participant’s or Former Participant’s lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with it by that Participant or Former Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated dies before such Participant’s or Former Participant’s death or before complete distribution of the Participant’s or Former Participant’s benefits, such Participant’s or Former Participant’s benefits shall be paid in the following order of priority: first, to the Participant’s or Former Participant’s surviving Spouse, if any; second, to the Participant’s or Former Participant’s surviving children, if any, in equal shares; third, to the estate of the last to die of such Participant or Former Participant and his Beneficiary or Beneficiaries.

Notwithstanding the foregoing, the surviving Spouse of a Participant or Former Participant shall be deemed to be the Participant’s or Former Participant’s designated Beneficiary, and shall be entitled to receive any distribution on account of the Participant’s or Former Participant’s death in a lump sum, unless the Participant or Former Participant designates a Beneficiary other than the surviving Spouse and such surviving Spouse consents irrevocably in writing to the designation of such alternate Beneficiary and the Spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public or a member of the Committee. The requirements of this paragraph may be waived if it is established to the satisfaction of the Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation.

6.7           Information Required from Beneficiary. If at, after or during the time when a benefit is payable to any Beneficiary, the Committee upon request of the Trustee or at its own instance, delivers by registered or certified mail to the Beneficiary at the Beneficiary’s last known address a written demand for his then address, or for satisfactory evidence of his continued life, or both, and, if the Beneficiary fails to furnish the information to the Committee within three years from the mailing of the demand, then the Committee shall distribute to the party next entitled thereto under Section 6.7 above as if the Beneficiary were then deceased.

6.8           In-Service Withdrawals:

(a)           Non-Hardship.

(1)           A Participant or Eligible Employee may elect to withdraw an amount equal to all or any part of his interest in his Rollover Account, including earnings, for any reason,

(2)           Upon attainment of age 59½, a Participant may elect to withdraw an amount equal to all or any portion of his interest in his Pre-Tax Contribution Account including earnings, for any reason, and

(3)           Upon attainment of age 70½, a Participant may also elect to withdraw an amount equal to all or any portion of his interest in his Matching Contribution Account including earnings, for any reason.

(b)           Hardship. On account of financial hardship, as defined below, a Participant may make a withdrawal from his Pre-Tax Contribution Account attributable to all of his Pre-Tax Contributions (as of the last completed valuation) and Income allocated as of December 31, 1988 to his Pre-Tax Contribution Account.

(c)           Procedures:

(1)           The amount available for withdrawal shall be based on the most recently completed monthly valuation and shall be withdrawn on a prorata basis from the investment funds in which the underlying contributions are invested. (Prior to September 1, 1994 the amount available for withdrawal was determined as of the last completed quarterly valuation).

The amount charged against a Participant’s Pre-Tax Contribution Account and/or Rollover Account shall be based on the value of Company Stock or value of other investment funds determined as of a date as close as administratively feasible to the date of payment (prior to September 1, 1994, as of the end of the preceding Calendar Quarter). Effective October 1, 1998, the amount available shall be determined as of the Valuation Date that the withdrawal is processed.

(2)           The existence of a financial hardship, and the amount necessary to meet such hardship, shall be determined by the Committee in accordance with the rules set forth below.  Notwithstanding the foregoing, a hardship withdrawal by a Participant hereunder may not include any amounts attributable to “qualified non-elective” and “qualified matching” contributions as defined under section 401(k) of the Code.

An immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:

(A)          medical expenses described in section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant’s dependents (as defined in Treas. Reg. section 1.401(k)-1(d)(3)(iii)(B)(3) (or the distribution is necessary for such persons to obtain such medical care));

(B)           costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(C)           the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children, or dependents (as defined in Treas. Reg. section 1.401(k)-1(d)(3)(iii)(B)(3));

(D)          payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(E)           expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(F)           payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Treas. Reg. section 1.401(k)-1(d)(3)(iii)(B)(3));

(G)           federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; or

(H)          such other circumstances as may be prescribed by the Secretary of the Treasury or his delegate.

(3)           If the following criteria are met, the Participant will be deemed to have a financial need for a hardship withdrawal to be made:

(A)          the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant including any associated taxes or penalties; and

(B)           the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or any Affiliate.

(4)           Following payment of any hardship distribution to a Participant hereunder, such Participant may not make Pre-Tax Contributions (and the Participant shall be precluded from making any employee contributions to all other plans maintained by the Employer as defined in Treas. Reg. section 1.401(k)-1(d)(3)(iv)(E)(2)), during the six calendar months immediately following the effective date of such hardship withdrawal. A Participant may reenroll in the Plan as of the next Entry Date following the suspension period. Effective October 1, 1998, a Participant may reenroll in the Plan as soon as practicable following the suspension period. In addition, the Participant may not make any Pre-Tax Contributions to the Plan for the Participant’s taxable year immediately following the taxable year of the hardship withdrawal, in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Participant’s Pre-Tax Contributions for the taxable year of the hardship distribution. A similar suspension shall apply if any Participant receives a hardship withdrawal under any other tax-qualified plan maintained by the Employer or any Affiliate in respect of which such a suspension penalty applies. Suspension of a Participant’s eligibility to make Pre-Tax Contributions under this Plan shall have no effect on the Participant’s right to receive Matching Contributions with respect to Pre-Tax Contributions made before or after the suspension period.

6.9           Loans to Participants. The Committee may direct the Trustee to lend a Participant or an Eligible Employee an amount not in excess of the lesser of (i) 50% of his vested Accounts, determined as of the most recently completed monthly valuation which as of October 1, 1998 shall be determined as of any Valuation Date (prior to October 1, 1998, the amount was determined as of the most recently completed Valuation); or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made). Notwithstanding the preceding sentence, the actual amount available for the loan to a Participant shall be 95% of the amount determined in accordance with the preceding sentence as of the Valuation Date that the Participant applied for the loan. A Participant may have only one loan outstanding at any time. Effective October 1, 1998, a Participant may have two loans outstanding at any time. Subject to the rules of the Committee set forth below, the Trustee, upon application by a Participant, may make a loan to such Participant for any reason. In addition to such rules as the Committee may adopt, all loans shall comply with the following terms and conditions:

(a)           An application by a Participant for a loan from the Plan shall be made in writing to the Committee (on a form prescribed by it) whose action thereon shall be final.

(b)           The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years. Effective October 1, 1998, a Participant may have a loan for up to 30 years to purchase a dwelling unit which shall be used as the Participant’s principal residence. Repayment of interest and principal shall commence at the discretion of the Committee, but in no event later than the first day of the third month commencing after the loan was received by the Participant. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments. Payment of interest and principal shall be by payroll deduction. After 26 bi-weekly repayments are made, a Participant may elect to prepay the remaining balance of his loan in one lump sum payment. Effective October 1, 1998, a Participant may elect to prepay the balance of his loan at any time regardless of the number of repayments made.

(c)           Each loan shall be made against collateral being the assignment of the borrower’s right, title and interest in and to the Trust Fund to the extent of the borrowed amount supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

(d)           Each loan shall bear an interest rate determined in the discretion of the Committee, which rate shall be intended to be commensurate with current fixed rates charged by institutions in the business of lending money for similar types of loans.

(e)           The minimum amount available for any loan is $500.00.

(f)            The procedure to be followed by a Participant in applying for a loan shall be determined by the Committee and documented by a duly approved resolution of the Committee. Such resolution shall be attached to and shall be deemed to be a part of the Plan.

(g)           Notwithstanding anything herein to the contrary, the Committee may direct the Trustee to lend a Former Participant who is a “party in interest” as that term is defined in Section 3(14) of ERISA, an amount not to exceed the amount set forth in the first paragraph of this Section 6.9, but only to the extent required by ERISA. If the Committee directs the Trustee to make a loan to a Former Participant, the rules set forth in Section 6.9 shall apply to such loan, provided, however, that repayment of such loan shall not be by payroll deduction. Repayment shall be made by the Former Participant by check, payable to the Trustee, based on a monthly repayment schedule established by the Committee when the Former Participant makes application for the loan.

(h)           In the event of (i) default on the loan or (ii) the Participant’s Termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full as soon as the necessary paperwork shall be processed. If the loan is not repaid, the Participant shall have the option to continue to repay the loan as a Former Participant in accordance with the rules and procedures determined by the Committee. If repayment is not made or in the event of default, and a Participant does not elect to repay his loan in full, there shall be distributed to the Participant upon his Termination of employment the sum of (i) the value of the Participant’s Accounts, without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (ii) the Participant’s promissory note. Default means a Participant’s failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof. Effective with respect to any Participant who Terminates employment or defaults on his loan on or after October 1, 1998, the Participant or Former Participant shall have the option to repay the loan in full within a reasonable time period determined by the Committee. A Former Participant shall not have the option to continue to repay the loan on an ongoing basis. If repayment is not made in full within the applicable time period, then there shall be distributed to the Former Participant (i) the promissory note; plus (ii) the value of his Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon).

(i)            Loans shall be processed from a Participant’s Accounts in the following order on a prorata basis from the funds in which invested:

(1)           Rollover Account;

(2)           Pre-Tax Contribution Account;

(3)           Matching Contribution Account.

Effective October 1, 1998, the amount charged against a Participant’s Accounts shall be determined as of the Valuation Date that the loan is paid to the Participant.

(j)            The amount charged against a Participant’s Pre-Tax Contribution Account, Rollover Account or Matching Contribution Account shall be based on the value of Company Stock or value of other investment funds determined as of a date as close as administratively feasible to the date the loan is paid to the Participant. (Prior to September 1, 1994, as of the end of the month in which the Participant applied for the loan.)

(k)           Repayments shall be in reverse order to the order set forth in subsection (i) and invested according to a Participant’s current investment elections.

(l)            A Participant who becomes ineligible to participate in the Plan because the individual transfers employment to an Affiliate or becomes a bonafide resident of Puerto Rico shall continue to be able to make loans from the Plan in accordance with this Section 6.9. Such a Participant shall be treated as a “party in interest” pursuant to subsection (g) hereof.

(m)          Effective October 1, 1998, a loan initiation fee shall be charged against the loan amount requested by the Participant.

(n)           A Participant who takes an approved leave of absence may discontinue payments on a loan for the period of absence for up to 12 months. Upon return to employment, the Participant must repay the missed payments within the original loan term.

(o)           A Participant who is on a leave of absence for military duty, may suspend his loan repayments as permitted under section 414(u)(4) of the Code.

6.10         Distribution Upon Severance From Employment. A Participant’s Pre-Tax Contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

6.11         In-Service Withdrawals During Military Leaves of Absence.  Effective January 1, 2011, notwithstanding any provision of the Plan to the contrary, a Participant performing service in the uniformed services of the United States while on active duty for a period of more than thirty (30) days shall be treated as having a severance from employment solely for purposes of electing a distribution of all or a portion of his Pre-Tax Contributions made to the Plan (excluding any earnings attributable to Pre-Tax Contributions).  A Participant who has elected to receive such a distribution shall not be permitted to make Pre-Tax Contributions to the Plan for six months following the date of any such distribution.

6.12         Qualified Reservist Distribution.  Effective January 1, 2011, a Participant who is currently employed and, by reason of being a reservist or member of the National Guard, is ordered or called to active duty for a period in excess of 179 days or for an indefinite period, may withdraw all or any portion of his Pre-Tax Contributions (excluding any earnings attributable to Pre-Tax Contributions), provided that the withdrawal is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period. Such a distribution shall be made in accordance with procedures established by the Committee.

All distributions under this Section 6.12 shall be determined and made in accordance with section 401(k)(2)(B)(i)(V) of the Code and the guidance issued thereunder.

VII:  Trust Fund

7.1           Exclusive Benefit of Employees and Beneficiaries. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Section 4.3, 5.3 or 12.2, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

7.2           Investment Directions by Participants.

(a)           Effective for pay periods ending on or after August 18, 2002, each Participant or Former Participant may direct the investment of all amounts held under his Pre-Tax Contribution Account, Matching Contribution Account and Rollover Account in multiples of one percent (1%) in any investment fund offered by the Plan, including the Company Stock Fund. For pay periods ending prior to August 18, 2002, a Participant or Former Participant may direct the investment of amounts held under his Pre-Tax Contribution Account and Rollover Account in multiples of one percent (1%) (prior to October 1, 1998, ten percent (10%)) and in accordance with the terms, conditions and procedures established by the Committee.  Effective as of January 1, 2007, a Participant or Former Participant may direct the investment of all amounts held under his Pre-Tax Contribution Account, Matching Contribution Account, Rollover Account and Company Stock Fund in any investment fund, including the Company Stock Fund, offered by the Plan in accordance with this Section, regardless of the date contributions in such Accounts were made to the Plan.

(b)           Notwithstanding Sections 5.2(a) and 8.4, all earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to a Participant’s or Former Participant’s directions shall be credited or charged to the Participant’s or Former Participant’s Account for which the investment is made. A Participant or Former Participant who fails to designate an investment option for his Pre-Tax

Contribution Account, Rollover Account and Matching Contribution Account, (effective for pay periods ending on or after August 18, 2002) shall be deemed to have elected to have such Accounts invested in the Stable Capital Fund.

(c)           If a Participant or Former Participant exercises his option to direct the investment of his Pre-Tax Contribution Account and Rollover Account and effective for pay periods ending on or after August 18, 2002, his Matching Contribution Account, then to the extent permitted by ERISA, no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach which results from such Participant’s exercise of such option. The funds available for this purpose shall include the Company Stock Fund and at least three other additional funds. A Participant or Former Participant may elect to change the investment (both future and existing contributions) of his Pre-Tax Contribution Account and Rollover Account and effective for pay periods ending on or after August 18, 2002, his Matching Contribution Account, effective as of the first day of any Valuation Date following written notification to the Committee. (Prior to October 1, 1998, investment changes were as of any Calendar Quarter, using the value of Accounts determined as of the last business day of the immediately preceding Calendar Quarter).  Effective as of January 1, 2007, a Participant or Former Participant may elect to change the investment (both future and existing contributions) of his Pre-Tax Contribution Account, Rollover Account and Matching Contribution Account in any investment fund, including the Company Stock Fund, offered by the Plan in accordance with this Section regardless of the date contributions in such Accounts were made to the Plan.

(d)           The provisions of the first sentence of subsection (a) with respect to investment of a Participant’s or Former Participant’s Matching Contribution Account in any investment fund, including the Company Stock Fund, offered by the Plan shall be implemented as follows. Matching Contributions attributable to Pre-Tax Contributions applicable to pay periods ending on or after August 18, 2002, shall be invested in accordance with a Participant’s then current investment elections applicable to his Pre-Tax Contributions and Rollover Contributions, if applicable. Matching Contributions attributable to Pre-Tax Contributions made in pay periods ending prior to August 18, 2002, shall continue to be invested in accordance with the provisions set forth in Section 7.3 that were in effect for pay periods ending prior to August

18, 2002, unless and until a Participant or Former Participant elects to change the investment of his Matching Contribution Account in accordance with subsections (a), (b) and (c) of this Section 7.2.

7.3           Investment of Contributions in the Company Stock Fund.

(a)           Between January 1, 1993 and August 17, 2002, all Matching Contributions attributable to Pre-Tax Contributions made in pay periods ending prior to August 18, 2002, were invested in Company Stock. Prior to January 1, 1993, the Trustee invested one-half of the Matching Contributions allocated to each Participant’s Matching Contribution Account in the Company Stock Fund and one-half in that fund which, in the opinion of the Committee, provided the highest degree of protection for principal and a reasonable rate of return consistent with the objective of preservation of principal.

(b)           All dividends or other distributions with respect to the Company Stock Fund shall be applied to purchase additional Company Stock.

(c)           The Trustee may acquire Company Stock from any source, including the public market, in private transactions, the trustee of The Pep Boys — Manny, Moe & Jack Flexitrust, or, if the Company agrees, from the Company (from either treasury shares or authorized but unissued shares). If the Trustee purchases Common Stock from the Company, the purchase price shall be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the date of purchase, except as provided at subsection (e).

(d)           Participants and Former Participants may elect to invest Matching Contributions allocated to them that are attributable to Pre-Tax Contributions made in pay periods ending on or after August 18, 2002, in any investment fund, including the Company Stock Fund, that is offered under the Plan in accordance with Section 7.2. The provisions hereinafter set forth in this subsection (d) apply only with respect to Matching Contributions that are attributable to Pre-Tax Contributions made in pay periods ending prior to August 18, 2002. A Participant or Former Participant who has satisfied the age requirement for an Early Retirement Date may irrevocably elect in writing on a form provided by the Committee that all future Matching Contributions allocable to him after the Valuation Date following timely delivery of his election be invested in the investment category established by the Committee, which in the opinion of the Committee, provides the highest degree of protection for principal and a reasonable rate of return consistent with the objective of preservation of principal. In that case, the portion of the Participant’s or Former Participant’s Matching Contribution Account invested in Company Stock shall be liquidated in four installments, each equal to one-fourth of the number of shares of Company Stock allocated to his Matching Contribution Account, as of four semi-annual Valuation Dates next following the Participant’s or Former Participant’s election. The proceeds shall be deposited in the investment category designed to protect principal. A Participant or Former Participant may not subsequently transfer Matching Contributions back into the Company Stock Fund. Effective October 1, 1998, a Participant or Former Participant who has satisfied the age requirement for Early Retirement Date, may elect as of any Valuation Date, that all or any portion of the Participant’s or Former Participant’s Matching Contribution Account, allocated to him as of any Valuation Date, that is invested in Company Stock, be invested in any investment category available for investment. Notwithstanding the foregoing, effective as of January 1, 2007, a Participant or Former Participant may elect to direct the investment of any portion of his Accounts in any investment fund, including the Company Stock Fund, offered by the Plan regardless of age.

(e)           Effective for pay periods ending on or after August 18, 2002, with respect to all Pre-Tax Contributions, Matching Contributions and Rollover Contributions that are invested in the Company Stock Fund, the Company shall make the contribution in cash. Each Participant is assigned a unit value in the Company Stock Fund in accordance with Section 5.2 of the Plan. All Pre-Tax Contributions, Matching Contributions and Rollover Contributions that have been designated by Participants and Former Participants to be invested in the Company Stock Fund, shall be applied immediately to purchase units on behalf of each such eligible Participant or Former Participant in the Company Stock Fund, as of that Valuation Date.

(i)            For pay periods ending prior to August 18, 2002, the provisions of this subsection (e) only apply to the extent that Matching Contributions were required to be invested in the Company Stock Fund.

(ii)           Prior to September 30, 1998, the Company made such contributions in Company Stock rather than cash. Each share of Company Stock contributed was valued for purposes of determining the number of shares to be contributed at the average of the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange for each day in the last ten business days of December of the Plan Year for which the contribution was made. Effective as of September 30, 1998, each Participant and Former Participant was assigned a unit value in the Company Stock Fund.

(f)            Pursuant to Section 4.1(c), a Participant must be employed on the last day of the Plan Year to share in the allocation of the Company’s Matching Contribution for the applicable payroll period (or meet one of the exceptions noted in Section 4.1(c)).

VIII:  Administration

8.1           Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section 6.1. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Committee shall direct the Trustee as to the investment of the assets in the Trust Fund in accordance with the terms of the Plan and Trust. Except as provided in the Trust Agreement and within the scope of any funding and investment policies designated by the Committee the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Committee).

8.2           Allocation of Duties and Responsibilities. The Committee shall be appointed by the Board of Directors and shall have the sole responsibility for actual administration of the Plan, as delegated by the Board of Directors. The Committee may also adopt amendments to the Plan, which upon advice of counsel, it deems necessary or advisable to comply with ERISA or the Code, or any other applicable law, or to facilitate the administration of the Plan. The Committee may designate persons other than their members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan.

8.3           Administration and Interpretation. Subject to the limitations of the Plan, the Committee shall have complete authority and control regarding the administration and interpretation of the Plan and the transaction of its business, and shall, from time to time, establish such rules as may be necessary or advisable in connection therewith. To the extent permitted by law, all acts and determinations of the Committee, as to any disputed question or otherwise, shall be binding and conclusive upon Participants, Former Participants, Employees, Spouses, Beneficiaries and all other persons dealing with the Plan. The Committee may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee. All actions, decisions and interpretations of the Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

8.4           Expenses. The Employer shall pay all expenses authorized and incurred by the Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

8.5           Claims Procedure:

(a)           Filing of Claim. Any Participant, Former Participant or Beneficiary under the Plan (“Claimant”), may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

(b)           Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. The notice shall also include a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following receipt of an adverse benefit determination on review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate. Such extension shall not extend to a date later than 120 days after receipt of the request for review of a claim.

(c)                                  Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee provided, however, that such written request must be received by the Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Committee in appropriate cases.

(d)                                 Decision on Review.

(i)                                     A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

(ii)                                  Notwithstanding subparagraph (i), if the Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant’s request for review will be acted upon at the specified time immediately following the receipt of the Claimant’s request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Committee’s receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

(iii)                               Any decision by the Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based. The notice shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following receipt of an adverse benefit determination on review.

8.6                                 Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants’ account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

8.7                                 Other Powers and Duties. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)                                  to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

(b)                                 to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;

(c)                                  to prepare and distribute information explaining the Plan;

(d)                                 to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(e)                                  to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)                                    to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

(g)                                 to appoint or employ advisors including legal counsel to render advice with regard to any responsibility of the Committee under the Plan or to assist in the administration of the Plan;

(h)                                 to determine the status of qualified domestic relations orders under section 414(p) of the Code;

(i)                                     to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Committee. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 8.5. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides; and

(j)                                     To take any actions necessary to correct the Plan retroactively as may be necessary, including the exclusion of any employees who have been excluded inadvertently from participation in the Plan, the application of incorrect vesting, failures pertaining to sections 415(b) and 401(a)(17) of the Code and any other operational failure consistent with correction methodology set forth in IRS Rev. Proc. 2000-17 or any successor thereto.

The foregoing list of express duties is not intended to be either complete or conclusive, and the Administrative Committee shall, in addition, exercise such powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

Except as otherwise provided herein, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.8                                 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

8.9                                 Authorization of Benefit Payments. The Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. Benefits under this Plan shall be paid only if the Committee deems in its discretion, that the applicant is entitled to them.

8.10                           Application and Forms for Benefits. The Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant’s, Former Participant’s or Beneficiary’s current mailing address.

8.11                           Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or he may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

8.12                           Investment Policies. The investment policies of the Plan shall be established and may be changed at any time by the Committee, which shall thereupon communicate such policies to any persons having authority to manage the Plan’s assets. The Investment Manager shall have the authority to invest in any collective investment fund maintained exclusively for the investment of assets of exempt, qualified employee benefit trusts. The assets so invested shall be subject to all the provisions of the instrument establishing such collective investment fund, as amended from time to time, which is hereby incorporated herein by reference and deemed to be an integral part of the Plan and corresponding Trust.

The Committee, whose membership is to be determined by the Board of Directors, is the named fiduciary to act on behalf of the Company in the management and control of the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. The Committee shall carry out the Company’s responsibility and authority:

(a)                                  To appoint as such term is defined in Section 3(38) of ERISA, one or more persons to serve as Investment Manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company.

(b)                                 To allocate the responsibilities and authority being carried out by the Committee among the members of the Committee.

(c)                                  To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participant and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.

(d)                                 To establish any rules it deems necessary. The Committee including each member and former member to whom duties and responsibilities have been allocated, may be indemnified and held harmless by the Employer with respect to any breach of alleged responsibilities performed or to be performed hereunder.

8.13                           Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

8.14                           Resignation or Removal of the Committee. An Committee member may resign at any time by giving ten days’ written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Committee if no date is specified.

IX:  Miscellaneous

9.1                                 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

9.2                                 Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

9.3                                 Nonalienation of Benefits. Except as may be permitted by law, and except as may be required under certain judgments and settlements described in section 401(a)(13)(C) and (D) of the Code and as may be required or permitted by a qualified domestic relations order as defined in section 414(p) of the Code or pursuant to a Plan loan pursuant to Section 6.9, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

9.4                                 Discontinuance of Employer Contributions. In the event of permanent discontinuance of contributions to the Plan by the Employer, the Accounts of all Participants shall, as of the date of such discontinuance, shall continue to be fully-vested and nonforfeitable.

9.5                                 Lost Participants. If, after reasonable efforts of the Committee to locate a Participant or Beneficiary, including sending a registered letter, returned receipt requested to the last known address, the Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state or Federal laws, either (1) be treated as a forfeiture under the Plan and used to reduce the Company’s contribution to the Plan (if a Participant or Beneficiary is located subsequent to a forfeiture, the benefits shall be reinstated by the Committee and shall not count as an Annual Addition under section 415 of the Code), or (2) if the Plan is joined as a party to any escheat proceedings involving the unclaimed benefits, be paid in accordance with the final judgment as if the final judgment were a claim filed by the Former Participant or Beneficiary.

9.6                                 Death During Qualified Military Service.  Effective for deaths occurring on or after January 1, 2007, to the extent required by section 401(a)(37) of the Code and regulations or other guidance issued thereunder, the survivors of a Participant who dies while performing Qualified Military Service shall be eligible for any additional benefits that would have been provided under the Plan if the Participant had resumed employment and immediately thereafter terminated employment due to death.

X:  Amendments And Action By Employer

10.1                           Amendments Generally. The Company reserves the right to make from time to time any amendment or amendments to this Plan or Trust which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

No amendment to the Plan shall decrease a Participant’s Accounts or eliminate an optional form of distribution except as may be permitted by the Code or ERISA.

10.2                           Amendments to Vesting Schedule. Any amendment to the Plan which alters the vesting provisions set forth in Section 6.3 shall be deemed to include the following terms:

(a)                                  The vested percentage of a Participant in that portion of his Accounts under the Plan derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and

(b)                                 Each Participant having not less than three years of service at the later of the date such amendment was effective shall be permitted to elect irrevocably to have his vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Committee.

Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable percentage in his Accounts derived from Employer contributions under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

10.3                           Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of the Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action. Any company that has adopted this Plan with approval of the Board of Directors shall be deemed, by the continuing participation of such company in the Plan to accept any action of the Board of Directors.

XI: Successor Employer And Merger Or Consolidation Of Plans

11.1                           Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.2                           Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors of the Company authorizes such merger, consolidation or transfer of assets.

XII:  Plan Termination

12.1                           Right to Terminate. In accordance with the procedures set forth herein, the Company may terminate the Plan at any time in whole or in part. A distribution may not be made from the Plan due to the termination of the Plan if the Employer established or maintains an alternative plan, as such terms are defined in Treas. Reg. section 1.401(k)-1(d)(4). To the extent permitted by section 401(k) of the Code and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

12.2                           Liquidation of the Trust Fund. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested and nonforfeitable, to the extent funded, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances.

12.3                           Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Committee may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

XIII:  Determination Of Top-Heavy Status

13.1                           General. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, as defined below, the provisions of this Article shall apply, but only to the extent required by section 416 of the Code and the regulations thereunder.

13.2                           Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be Top-Heavy if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accrued Benefits and Cumulative Accounts of those Participants who have not performed any service for the Employer during the five year period ending on the Determination Date, shall be disregarded.

(a)                                  If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is Top-Heavy and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

(b)                                 If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

13.2A                 Modification of Top-Heavy Rules. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Section 13.2 of the Plan.

(a)                                  Determination of Top-Heavy Status.

(1)                                  Key employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. Effective January 1, 2009, compensation for purposes of this paragraph shall include the amount of any military differential wage payments made by the Employer to a Participant in accordance with section 3401(h) and section 414(u)(12) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2)                                  Determination of present values and amounts. This section shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

(A)                              Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)                                Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(b)                                 Minimum Benefits. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

13.3                           Super Top-Heavy Plan. This Plan shall be Super Top-Heavy if it would be Top-Heavy under Section 13.2, but substituting 90% for 60%.

13.4                           Cumulative Accrued Benefits and Cumulative Accounts. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with section 416 of the Code and the regulations thereunder. The determination of the Plan’s Top-Heavy status shall relate to the proper Determination Date and Valuation Date.

13.5                           Definitions.

(a)                                  “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

(b)                                 “Determination Date” means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.

(c)                                  “Employer” means the Company and each Participating Employer that adopts this Plan and all members of a controlled group of corporations (as defined in section 414(b) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code), all affiliated service groups (as defined in section 414(m) of the Code) and any other affiliated entities (as provided in section 414(o) of the Code) of which the Employer is a part.

(d)                                 “Key Employee” means those individuals described in section 416(i)(l) of the Code and the regulations hereunder.

(e)                                  “Non-Key Employee” means those individuals who are not Key Employees and includes former Key Employees.

(f)                                    “Permissive Aggregation Group” means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of sections 401(a)(4) and 410 of the Code.

(g)                                 “Required Aggregation Group” means a plan maintained by the Employer in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of section 401(a)(4) or section 410 of the Code.

(h)                                 “Valuation Date” means the first day of each Plan Year.

13.6                           Vesting. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the minimum vesting requirements of section 416(b) of the Code shall be satisfied as set forth in Section 6.3.

13.7                           Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his level of Compensation and regardless of the number of Hours of Service he has completed during such Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of compensation (as defined in Section 2.1 for purposes of Annual Additions) but limited in amount under section 401(a)(17) of the Code:

(i)                                     Three percent, or

(ii)                                  The highest percentage at which Company contributions are made under the Plan for the Plan Year on behalf of any Key Employee.

(A)                              For purposes of subparagraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

(B)                                Paragraph (ii) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of section 401(a)(4) or 410 of the Code.

For purposes of the minimum contribution requirement, any Pre-Tax Contributions made on behalf of a Key Employee shall be counted as Employer contributions with respect to such Key Employee, but any Pre-Tax Contributions made on behalf of a Non-Key Employee shall not be counted as Employer contributions with respect to such Non-Key Employee.

This Section shall not apply to the extent a Participant other than a Key Employee is covered by another qualified plan(s) of the Employer and the Employer has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

Executed as of the 21st day of December, 2010.

/s/ THE PEP BOYS — MANNY, MOE & JACK

Appendix A

Participating Employers

The Pep Boys — Manny, Moe & Jack

The Pep Boys — Manny, Moe & Jack of California

Pep Boys — Manny, Moe & Jack of Delaware, Inc. (effective 1/29/95)

Pep Boys — Many, Moe & Jack of Puerto Rico, Inc. (effective 11/1/97)

Appendix B

The Trustee shall, following the end of each Valuation Date, value all assets of the Trust Fund, allocate net gains or losses, and process additions to and withdrawals from Account balances in the following manner:

1.                                       The Trustee shall first compute the fair market value of securities and/or the other assets comprising each investment fund designated by the Committee for direction of investment by the Participants and Former Participants of this Plan. Each Account balance shall be adjusted each business day by applying the closing market price of the investment fund on the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

2.                                       The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant or Former Participant, including allocations of contributions and forfeitures. In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. Contributions received by the Trustee pursuant to this Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the Trustee and allocated among the Accounts of Participants and Former Participants.

3.                                       Notwithstanding paragraphs 1 and 2 above, in the event a pooled investment fund is created as a designated fund for Participant or Former Participant investment election in this Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by the Administrative Services Agreement for such pooled investment fund.

It is intended that this section operate to distribute among each Participant Account in the Trust Fund, all income of the Trust Fund and changes in the value of the assets of the Trust Fund.